Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of American Bitcoin Corp. of our report dated June 6, 2025, with respect to the audited combined financial statements of American Bitcoin Corp. as of December 31, 2024, and 2023 and for the years ended December 31, 2024, 2023, and 2022, which is included as Exhibit 99.6 to the Current Report on Form 8-K filed on September 3, 2025.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois

February 6, 2026